Exhibit 10.1

Execution Copy

AMENDMENT NO. 15 TO

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 15 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is dated and is effective as of June 16, 2023, and is entered into by and among UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (the “Originator”), UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC, a Delaware limited liability company (“Liberty”), GOTHAM FUNDING CORPORATION, a Delaware corporation (“Gotham”), and GTA FUNDING LLC, a Delaware limited liability company (“GTA”, and together with Liberty and Gotham, the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank (as defined in the Purchase Agreement referred to below), as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as such terms are defined in the Purchase Agreement referred to below) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), MUFG BANK, LTD. (“MUFG”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), TRUIST BANK (“Truist”), as a Bank and as purchaser agent for itself (the “Truist Purchaser Agent”), and THE TORONTO-DOMINION BANK (“TD”), as a Bank and as purchaser agent for GTA (the “TD Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent and the Truist Purchaser Agent, the “Purchaser Agents”). Capitalized terms used and not otherwise defined herein are used as defined in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Seller, the Collection Agent, the Purchasers, the Purchaser Agents, the Banks and the Administrative Agent are parties to that certain Third Amended and Restated Receivables Purchase Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Purchase Agreement”);

WHEREAS, the Originator, the Collection Agent and the Seller are parties to that certain Third Amended and Restated Purchase and Contribution Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Contribution Agreement”); and

WHEREAS, pursuant to Section 7.01 of the Purchase Agreement, the parties wish to increase the Purchase Limit as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

Section 1.         Increase in Purchase Limit and Bank Commitments; Adjustment of Bank Commitments and Percentages;. As of the Effective Date (as defined below):

(a)            Pursuant to and in accordance with the Purchase Agreement, the Purchase Limit is hereby increased by $200,000,000 and the definition of “Purchase Limit” contained in Exhibit I to the Purchase Agreement is hereby amended by deleting the dollar figure “$1,100,000,000” contained therein and replacing it with the dollar figure “$1,300,000,000”. In accordance with Section 7.01 of the Purchase Agreement, each of the Seller, the Administrative Agent, the Banks, and the Purchaser Agents consents to such amendment.

(b)            Pursuant to and in accordance with Section 1.13(b) of the Purchase Agreement, in connection with the increase in the Purchase Limit, the Seller desires to cause (x) Scotia Capital to increase its Bank Commitment by $100,000,000, (y) MUFG to increase its Bank Commitment by $40,000,000, and (z) TD to increase its Bank Commitment by $60,000,000, and each of Scotia Capital, MUFG and TD agrees to such increase in its respective Bank Commitment. Each of the Purchasers, the Purchaser Agents and the Administrative Agent hereby consents to such increase in the respective Bank Commitment of each of Scotia Capital, MUFG and TD.

(c)            Upon the effectiveness of the Bank Commitment increases in Section 1(b), the Bank Commitment of each of the Banks shall be as follows (and each Bank’s Percentage shall be that percentage determined pursuant to the Purchase Agreement):

Bank	Bank Commitment
Truist	$140,000,000
MUFG	$260,000,000
PNC	$140,000,000
TD	$305,000,000
Scotia Capital	$455,000,000
TOTAL	$1,300,000,000

(d)            In connection with the foregoing adjustments of the Bank Commitments and the resulting adjustments to each Bank’s Percentage, the applicable Banks (or related Purchasers) whose Percentage has decreased shall transfer a Receivable Interest or Receivable Interests to each of the applicable Banks (or related Purchasers) whose Percentage has increased, as applicable, in exchange for an aggregate cash payment from each such Person in an amount equal to the aggregate Capital of such Receivable Interests so transferred to such Person, so that after giving effect to such transfers of Receivable Interests and such cash payments, each applicable Investor shall hold aggregate outstanding Capital equal to such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage, as so adjusted). The Seller hereby consents to the foregoing transfers of Receivable Interests. Each of the Seller, the Purchaser Agents and the Administrative Agent hereby acknowledges and agrees that this Agreement constitutes notice to it by the relevant transferors of the transfer of Receivable Interests pursuant to this Section 1(d).

Section 2.         Amendments to the Purchase Agreement. Effective as of the Effective Date, immediately after giving effect to the actions contemplated by Section 1 hereof, the Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex A.

Section 3.         Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof (the “Effective Date”) at such time as:

(a)            executed counterparts of this Agreement have been delivered by each party hereto to the other parties hereto;

(b)            the Purchaser Agent for each of Scotia Capital, MUFG and TD shall have received payment of a one-time upfront fee in an amount equal to 5 basis points on the amount of the increase of its related Bank’s Bank Commitment to occur pursuant to this Agreement on the Effective Date;

(c)            the Administrative Agent shall have received a confirmation, in form and substance reasonably satisfactory to the Administrative Agent, from Locke Lord LLP that this Agreement does not affect its opinions included in its opinions rendered on June 24, 2022, with respect to true sale and non-consolidation matters; and

(d)            the Administrative Agent and the Purchaser Agents shall have received, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent, a certificate of the Secretary or Assistant Secretary of the Seller certifying copies of the resolutions of the Board of Directors of the Seller approving this Agreement and the transactions contemplated hereby.

Section 4.         Representations and Warranties. The Originator, the Seller and the Collection Agent represent and warrant as follows:

(a)            The execution, delivery and performance by the Originator, the Collection Agent and the Seller of this Agreement (i) are within its corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, and (iii) do not contravene (1) its charter, by-laws or limited liability company agreement, as applicable, (2) any law, rule or regulation applicable to it or (3) any contractual restriction binding on it or its property, in each case under clauses (2) or (3) where such contravention would reasonably be expected to have a material adverse effect on the collectability of any Pool Receivable, on the Originator, on the Seller or on the performance by the Collection Agent of its obligations under the Contribution Agreement or the Purchase Agreement. This Agreement has been duly executed and delivered by the Originator, the Seller and the Collection Agent.

(b)            No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator, the Seller or the Collection Agent of this Agreement or any other document to be delivered by the Originator, the Seller or the Collection Agent hereunder other than those already obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(c)            This Agreement constitutes the legal, valid and binding obligation of the Originator, the Seller and the Collection Agent, enforceable against the Originator, the Seller and the Collection Agent in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)            The representations and warranties contained in (i) Section 4.01 of the Contribution Agreement (with respect to the Originator), (ii) Exhibit III to the Purchase Agreement (with respect to the Seller) and (iii) Section 4.08 of the Purchase Agreement (with respect to the Collection Agent) are correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall be correct in all respects) on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall have been correct in all respects) on and as of such earlier date.

(e)            No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes an Event of Termination or an Incipient Event of Termination.

Section 5.         Purchase Agreement, Contribution Agreement and Fee Agreements in Full Force and Effect.

(a)            All of the provisions of the Purchase Agreement, as amended hereby, the Contribution Agreement and the Fee Agreements, and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect and are ratified and confirmed in all respects.

(b)            The respective parties hereto agree to be bound by the terms and conditions of the Purchase Agreement, as amended hereby, the Contribution Agreement and the Fee Agreements, as applicable, as though such terms and conditions were set forth herein.

(c)            This Agreement may not be amended or otherwise modified except as provided in the Purchase Agreement.

(d)            This Agreement shall constitute a Transaction Document under both the Purchase Agreement and the Contribution Agreement.

Section 6.         Reference in Other Documents; Affirmation of Performance Undertaking Agreement.

(a)            On and from the date hereof, references to the Purchase Agreement in any agreement or document (including without limitation the Purchase Agreement, the Contribution Agreement and the Fee Agreements) shall be deemed to include a reference to the Purchase Agreement, as amended hereby, whether or not reference is made to this Agreement.

(b)            United Rentals, Inc. hereby consents to this Agreement and hereby affirms and agrees that the Performance Undertaking Agreement is, and shall continue to be, in full force and effect and is hereby ratified and affirmed in all respects. Upon and at all times after the effectiveness of this Agreement, each reference in the Performance Undertaking Agreement to the “Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Agreement, and as hereafter amended or restated.

Section 7.         Costs and Expenses.

The Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the drafting, negotiation, revision, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers and the Banks.

Section 8.         Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.         Headings.

The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 10.       Governing Laws.

This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed in accordance with, the laws of the state of New York (without giving effect to the conflict of laws principles thereof, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall apply hereto).

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATOR:	UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Colin Fox
Name: Colin Fox
Title: Assistant Treasurer

SELLER:	UNITED RENTALS RECEIVABLES LLC II

	By:	/s/ Colin Fox
Name: Colin Fox
Title: Assistant Treasurer

COLLECTION AGENT:	UNITED RENTALS, INC.

	By:	/s/ Colin Fox
Name: Colin Fox
Title: Assistant Treasurer

SOLELY FOR PURPOSES OF SECTION 6(b):

UNITED RENTALS, INC.

By:	/s/ Colin Fox
Name: Colin Fox
Title: Assistant Treasurer

Signature Page
AMENDMENT NO. 15 to RPA

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ Doug Noe
Name: Doug Noe
Title: Managing Director

PURCHASER:	LIBERTY STREET FUNDING LLC

	By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

PURCHASER AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ Doug Noe
Name: Doug Noe
Title: Managing Director

BANK:	THE BANK OF NOVA SCOTIA

	By:	/s/ Doug Noe
Name: Doug Noe
Title: Managing Director

Signature Page
AMENDMENT NO. 15 to RPA

PURCHASER AGENT:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

BANK:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

Signature Page
AMENDMENT NO. 15 to RPA

PURCHASER:	GOTHAM FUNDING CORPORATION

	By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

PURCHASER AGENT:	MUFG BANK, LTD.

	By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

BANK:	MUFG BANK, LTD.

	By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

Signature Page
AMENDMENT NO. 15 to RPA

PURCHASER AGENT:	TRUIST BANK

	By:	/s/ Christopher Petrinec
Name: Christopher Petrinec
Title: Vice President

BANK:	TRUIST BANK

	By:	/s/ Christopher Petrinec
Name: Christopher Petrinec
Title: Vice President

Signature Page
AMENDMENT NO. 15 to RPA

PURCHASER:	GTA FUNDING LLC

	By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

PURCHASER AGENT:	THE TORONTO-DOMINION BANK

	By:	/s/ Luna Mills
Name: Luna Mills
Title: Managing Director

BANK:	THE TORONTO-DOMINION BANK

	By:	/s/ Luna Mills
Name: Luna Mills
Title: Managing Director

Signature Page
AMENDMENT NO. 15 to RPA

ANNEX A

CHANGED PAGES TO PURCHASE AGREEMENT

See Attached

CONFORMED COPY INCORPORATING

AMENDMENT NO. ~~14~~15 EFFECTIVE AS OF JUNE ~~24~~16, ~~2022~~2023

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

Among

UNITED RENTALS RECEIVABLES LLC II,

as Seller,

UNITED RENTALS, INC.,

as Collection Agent,

LIBERTY STREET FUNDING LLC,

as a Purchaser,

GOTHAM FUNDING CORPORATION,

as a Purchaser,

GTA FUNDING LLC,

as a Purchaser,

THE BANK OF NOVA SCOTIA,

as Purchaser Agent for Liberty, as Administrative Agent and as a Bank,

PNC BANK, NATIONAL ASSOCIATION,

as Purchaser Agent for itself and as a Bank,

MUFG BANK, LTD.,

as Purchaser Agent for Gotham and as a Bank,

TRUIST BANK,

as Purchaser Agent for itself and as a Bank,

and

THE TORONTO-DOMINION BANK,

as Purchaser Agent for GTA and as a Bank

occurrence and during the continuation of an Event of Termination, the “Assignee Rate” for each Fixed Period shall be an interest rate per annum equal to 2% plus the Alternate Base Rate in effect on the first day of such Fixed Period.

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Bank and an Eligible Assignee and approved by the related Purchaser Agent(s) for such Bank and for such Eligible Assignee, pursuant to which such Eligible Assignee may become a party to the Agreement as a Bank or a Purchaser.

“Available Tenor” has the meaning specified in Section 1.15.

“Bank Commitment” of any Bank means, (a) with respect to Scotia Capital, $~~355,000,000~~455,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (b) with respect to PNC, $140,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (c) with respect to MUFG, $~~220,000,000~~260,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (d) with respect to Truist, $140,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (e) with respect to TD, $~~245,000,000~~305,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; or (f) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be increased or reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of the Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment.

“Banks” means each of Scotia Capital, PNC, MUFG, Truist, TD and each respective Eligible Assignee that shall become a party to the Agreement pursuant to Section 7.03.

“Benchmark” has the meaning specified in Section 1.15.

“Benchmark Replacement” has the meaning specified in Section 1.15.

“Benchmark Replacement Adjustment” has the meaning specified in Section 1.15.

“Benchmark Replacement Date” has the meaning specified in Section 1.15.

“Benchmark Transition Event” has the meaning specified in Section 1.15.

“Benchmark Unavailability Period” has the meaning specified in Section 1.15.

“Beneficial Ownership Regulation” means 31 C.F.R. Section 1010.230.

“Broken Funding Costs” means for any Receivable Interest that is accruing Yield based on Adjusted Term SOFR (or, if applicable, the relevant Benchmark Replacement) or the Investor Rate that is reduced, assigned or terminated prior to the date on which it was originally scheduled to end, an amount equal to the excess, if any, of (A) the Yield that would have accrued Bank’s Bank Commitment at such time and the denominator of which is the aggregate amount of all of the Banks’ Bank Commitments at such time, or if no Bank Commitments are outstanding at such time, such Bank’s Percentage in effect immediately prior to there being no Bank Commitments outstanding.

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“Periodic Report” means the Monthly Report, the Weekly Report or the Daily Report.

“Periodic Term SOFR Determination Day” has the meaning specified in Section 1.15.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, trust, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PNC” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“PNC Fee Agreement” means the separate fee agreement, dated on or about the date hereof, pertaining to fees among the Seller and PNC as PNC Purchaser Agent, as the same may be amended or restated from time to time.

“PNC Purchaser Agent” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“Pool Balance Dilution Ratio” means the three month rolling average of the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the aggregate Dilutions occurring during such month by (b) the aggregate Outstanding Balance of Pool Receivables as of the last day of such month.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Pooled Commercial Paper” means all short-term Commercial Paper issued by a Purchaser from time to time, subject to any pooling arrangement by such Purchaser, but excluding short-term Commercial Paper issued by such Purchaser both for a tenor and in an amount specifically requested by any Person in connection with any receivables purchase facility effected by such Purchaser.

“Purchase Agreement” means the Third Amended and Restated Purchase and Contribution Agreement, dated as of the date of the Agreement, between the Originator, as seller, United Rentals, as collection agent, and United Rental Receivables LLC II, as buyer, as the same may be amended, modified or restated from time to time.

“Purchase Limit” means $~~1,100,000,000~~1,300,000,000, as such amount may be reduced pursuant to Section 1.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 1.01(b), minus the then outstanding Capital of Receivable Interests under the Agreement.

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